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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of MarkWest Energy Partners, L.P. filed pursuant to
Rule 462(b) of the Securities Act of 1933, as amended, and relating to the earlier registration statement of MarkWest Energy Partners, L.P. (Commission File No. 333-81780) (the "Earlier Registration Statement") of our report dated March 21, 2002 relating to the combined financial statements of MarkWest Hydrocarbon Midstream Business, and our reports dated January 28, 2002 relating to the balance sheet of MarkWest Energy Partners, L.P. and the balance sheet of MarkWest Energy GP, L.L.C., which appear in the Earlier Registration Statement. We also consent to the references to us under the heading "Experts" in the Prospectus constituting a part of the Earlier Registration Statement, which is incorporated by reference in this registration statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
May 20, 2002